Exhibit 21.01

Subsidiaries of NuStar GP Holdings, LLC

The following are wholly owned subsidiaries of Valero GP Holdings, LLC:

Name of Entity	State of Incorporation
Riverwalk Logistics, L.P.	Delaware

Riverwalk Holdings, LLC	Delaware

NuStar GP, LLC	Delaware

NuStar GP Holdings, LLC indirectly owns approximately 20.3% of NuStar Energy L.P., a publicly traded master limited partnership. NuStar Energy L.P.’s subsidiaries are listed below:

Name of Entity	State of Incorporation
Bicen Development Corporation N.V.	Netherlands Antilles

Cooperatie NuStar Holdings U.A.	Netherlands

Diamond K Limited	Bermuda

Kaneb, Inc.	Delaware

Kaneb Investment, LLC	Delaware

Kaneb LLC	Delaware

Kaneb Management, LLC	Delaware

Kaneb Management Company LLC	Delaware

Kaneb Pipe Line Company LLC	Delaware

Kaneb Pipe Line Holding Company, LLC	Delaware

Kaneb Pipe Line Operating Partnership, L.P.	Delaware

Kaneb Pipe Line Partners, L.P.	Delaware

Kaneb Services LLC	Delaware

Kaneb Terminals B.V. (name changed to NuStar Terminals B.V. effective February 15, 2008)	Netherlands

Kaneb Terminals (Eastham) Limited	England

Kaneb Terminals Limited (name changed to NuStar Terminals Limited effective February 19, 2008)	England

NuStar Asphalt Refining, LLC	Delaware

NuStar Aviation, LLC (dissolved January 7, 2008)	Delaware

NuStar Burgos, LLC	Delaware

NuStar Energy Services, Inc.	Delaware

NuStar GP, Inc.	Delaware

NuStar Holdings B.V.	Netherlands

NuStar Internacional, S.de R.L. de C.V.	Mexico

NuStar Logistics, L.P.	Delaware

NuStar Marketing LLC	Delaware

Petroburgos, S. de R.L. de C.V.	Mexico

Point Tupper Marine Services Co.	Nova Scotia

Ross Chemical & Storage Company Limited	England

Saba Company N.V.	Netherlands Antilles

Seven Seas Steamship Company (Saint Eustatius) N.V.	Netherlands Antilles

Shore Terminals LLC	Delaware

Skelly-Belvieu Pipeline Company, L.L.C.	Delaware

ST Linden Terminal, LLC (joint venture)	Delaware

StanTrans Holding, Inc.	Delaware

StanTrans, Inc.	Delaware

StanTrans Partners, L.P.	Delaware

Statia Marine, Inc.	Cayman Islands

Statia Technology, Inc.	Delaware

Statia Terminals Antilles N.V.	Netherlands Antilles

Statia Terminals Canada Co.	Nova Scotia

Statia Terminals Canada Holdings Co	Nova Scotia

Statia Terminals Canada Partnership	Nova Scotia

Statia Terminals Corporation N.V.	Curacao, NA

Statia Terminals Delaware, Inc.	Delaware

Statia Terminals, Inc.	Delaware

Statia Terminals International N.V.	Curacao, NA

Statia Terminals Marine Services N.V.	Netherlands Antilles

Statia Terminals New Jersey, Inc.	Delaware

Statia Terminals N.V.	Netherlands Antilles

Support Terminal Operating Partnership, L.P.	Delaware

Support Terminals Services, Inc.	Delaware

Texas Energy Services LLC	Delaware